EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-63719, 333-58415-01, 333-85864 and 333-103097-02), Form S-4 (No. 333-99147) and Form S-8 (Nos. 33-43231, 33-43309, 333-09685, 333-25039, 333-36987, 333-62199, 333-93223, 333-93225, 333-61532, 333-73540, 333-102304 and 333-102305) of Unocal Corporation of our report dated February 17, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Los Angeles, California

March 11, 2004